SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 18, 2005 (February 14, 2005)

Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.

(Exact name of company as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, KS 66105

(Address of principal executive offices) (Zip Code)

(913) 621-9500

(Company’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On February 14, 2005, the Compensation Committee of the Board of Directors of EPIQ Systems, Inc. approved accelerating the vesting of all unvested options for employees, including executive officers and non-employee directors, meeting the criteria established by the Compensation Committee.

The following unvested options accelerate and vesting will be complete on or before June 30, 2005.

Directors and Executive Officers:	Aggregate number of shares issuable under accelerated options	Weighted-average exercise price per share

Elizabeth M. Braham	149,000	$15.89
W. Bryan Satterlee	14,500	13.43
Edward M. Connolly, Jr.	13,375	14.45
James A. Byrnes	9,500	16.50
Joel Pelofsky	7,500	14.95

Total Directors and Executive Officers as a group (10 persons)	193,875	15.60

Total all other employees	306,856	13.45

Total	500,731	$14.28

Unvested options to purchase approximately 1.2 million shares, with a weighted average exercise price per share of approximately $15.26, were not accelerated as the employees holding the unvested options did not meet the criteria established by the Compensation Committee.

Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), allows us to recognized stock-based compensation expense in our financial statements based on the guidance provided by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25).  Based on guidance provided by APB 25, we will recognize expense related to the acceleration of vesting of options with a grant price less than the market price at date of modification.  This expense will equal the intrinsic value of the option on the date of the vesting modification in excess of the amount measured at the original measurement date that would have been forfeited unexercised pursuant to the original terms.  We believe that this acceleration of options with a grant price less than the market price at date of modification will not have a material impact on our consolidated financial statements.

Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (SFAS 123R), effective July 1, 2005, will require that compensation cost related to share-based payment transactions, including stock options, be recognized in the financial statements.  We estimate that acceleration of vesting for certain employees and non-employee directors will reduce compensation expense that would have been charged to earnings during the six months and year ending December 31, 2005 by approximately $0.5 million, of which approximately $0.2 million is related to options held by our executive officers and directors.  We will report the avoided future compensation expense in the 2005 financial statements as pro forma footnote disclosures, as permitted under the transition guidance provided by the Financial Accounting Standards Board.

The decision to accelerate vesting of these options and eliminate future compensation expense was based primarily on a review of our long-term incentive programs considering the effect on our financial statements of changes in accounting rules that we must follow beginning July 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: February 18, 2005

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director